Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE BANK SETTLES PREVIOUSLY REPORTED

REGULATORY MATTERS

Moving Forward as New, Independent Company

Focused on Responsible Financial Practices, Customer Experience and Compliance

NEWARK, Del., May 13, 2014—Sallie Mae Bank, the wholly-owned subsidiary of the recently reorganized SLM Corporation, has voluntarily settled its previously reported regulatory matters with the FDIC and Department of Justice regarding disclosures and assessments of certain late fees, as well as compliance with the Servicemembers Civil Relief Act (“SCRA”). Sallie Mae Bank is moving forward as part of a new, independent company focused on responsible financial practices, customer experience and compliance.

Under the terms of the reorganization of SLM Corporation and related separation of Navient Corporation on April 30, 2014, Navient Corporation is responsible for funding all liabilities under the regulatory orders, other than fines directly levied against Sallie Mae Bank in connection with these matters.

In a consent order, Sallie Mae Bank and the FDIC agreed Sallie Mae Bank will pay $3.3 million in fines and oversee the refund of up to $30 million in late fees assessed on loans owned or originated by Sallie Mae Bank since its inception in November 2005. Under the consent order with the FDIC, as well as under a consent order separately agreed among the Department of Justice, a subsidiary of Navient Corporation, and Sallie Mae Bank, the bank must implement enhanced policies, procedures and training for SCRA processing. Under the Department of Justice order, Navient is solely responsible for reimbursing SCRA benefits and related compensation on behalf of both companies.

Sallie Mae Bank is in the process of implementing these new SCRA policies, procedures and training, has updated billing statement disclosures, and is taking additional steps to ensure its third-party service providers are also fully compliant in these regards.

Sallie Mae Bank stated: “We are confident that in settling these regulatory matters the bank is making the appropriate adjustments for our customers regarding past issues with disclosure of late fee assessments and SCRA compliance. We regret any inconvenience or hardship that our customers may have experienced. Initiatives are underway to prevent such errors from reoccurring and apply the clear regulatory guidance these orders now provide. Furthermore, we appreciate the service of the men and women who safeguard our freedom, and we are committed to meeting their needs in a manner that reflects their status and serves their best interests. Sallie Mae Bank moves forward well prepared both to meet the needs of our customers with responsible financial products and services and to assure a quality customer experience that, working with our regulators, reflects our commitment to compliance.”

For the first quarter of 2014, the last consolidated quarter of operations of SLM Corporation prior to Navient Corporation’s separation, SLM Corporation recorded an additional $103 million charge related to the total estimated costs of these regulatory matters to Navient Corporation and Sallie Mae Bank. Accordingly, SLM Corporation’s previously announced first-quarter GAAP after-tax net income declined $65 million ($.15 diluted earnings per share) to $214 million ($0.49 diluted earnings per share). A consequence of the reorganization mentioned above is that SLM Corporation’s historical financial statements, including its first-quarter 2014 results, are now considered those of Navient Corporation.

Online resources to help military families successfully manage student loans are available at SallieMae.com/military.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the risk factors related to the spin-off of Navient, and the development of trading markets after the spin. These statements are based on the current expectations of Sallie Mae management and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to, uncertainties and risks related to the spin-off. For further information regarding the risks associated with Sallie Mae’s businesses and the spin-off of Navient, please refer to the Sallie Mae’s filings with the SEC, including its most recent Annual Report on Form 10-K. Sallie Mae assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Sallie Mae (NASDAQ: SLM) is the nation’s No. 1 financial services company specializing in education. Whether college is a long way off or just around the corner, Sallie Mae turns education dreams into reality for American families. With products and services that include Upromise rewards, scholarship search and planning tools, private education loans, insurance, and online banking, Sallie Mae offers solutions that help families save, plan, and pay for college. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Contacts:

Journalists and members of the media may contact:

Martha Holler, 302-283-4036, Martha.Holler@SallieMae.com

Investors may contact:

Brian Cronin, 302-283-8435, Brian.Cronin@SallieMae.com

Customers may contact:

888-2-SALLIE (888-272-5543)

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